UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 12, 2008

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 12, 2008, Memory Pharmaceuticals Corp. ("the Registrant") was notified by the NASDAQ Listing and Hearing Review Council (the "Review Council"), that the Review Council has determined the Registrant has demonstrated compliance with The NASDAQ Capital Market requirement for market value of listed securities. As a result, the Registrant’s securities will continue to trade on The NASDAQ Capital Market pending a determination by the NASDAQ Listing Qualifications Panel (the "Panel") regarding the Registrant’s compliance with the minimum bid price requirement.

In October 2008, NASDAQ temporarily suspended its minimum bid price requirement due to extraordinary market conditions. As part of this temporary suspension, the Panel granted Memory Pharmaceuticals until February 2, 2009 to regain compliance with the minimum bid price requirement.

The Registrant issued a press release that includes this announcement on December 16, 2008, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release dated December 16, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

December 16, 2008	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 16, 2008